SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

September 8, 2003

Date of Report (Date of earliest event reported)

TARANTELLA, INC.

(Exact name of registrant as specified in its charter)

California	000-21484	94-2549086
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

425 Encinal Street

Santa Cruz, California 95060

(Address of principal executive offices)

(831) 427-7222

(Registrant’s telephone number, including area code)

Item 5.    Other Events and Regulation FD Disclosure

On September 8, 2003, Tarantella, Inc. issued a press release announcing that the Company is expanding the analysis and review of its revenue recognition practices and that the Company’s Audit Committee has directed that the inquiry be expanded to include fiscal year 2002. The Company further announced that for the duration of the Audit Committee’s review, Alok Mohan, the Chairman of the Board, will serve as acting Chief Financial Officer. In the interim, the Company’s current Chief Financial Officer will continue to serve as Senior Vice President Operations. The full text of the press release is attached hereto as Exhibit 99.1.

Item 7.    Financial Statements and Exhibits.

99.1	Press release dated September 8, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARANTELLA, INC.

Date:	September 9, 2003	By:	/s/ ALOK MOHAN
Alok Mohan Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated September 8, 2003.